EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
~Double Digit Annual Revenue Growth and Strong Earnings Expansion Fuel 2020 Momentum~

ST. LOUIS (February 25, 2020) - Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital consultancy transforming the world's largest enterprises and biggest brands, today reported its financial results for the quarter and year ended December 31, 2019.

Financial Highlights

For the quarter ended December 31, 2019:

•	Services revenues increased 11% to $143.8 million from $130.0 million in the fourth quarter of 2018;

•	Total revenues increased 10% to $145.2 million from $131.7 million in the fourth quarter of 2018;

•	Net income increased 58% to $11.8 million from $7.5 million in the fourth quarter of 2018;

•	GAAP earnings per share results on a fully diluted basis increased 57% to $0.36 from $0.23 in the fourth quarter of 2018;

•
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 23% to $0.58 from $0.47 in the fourth quarter of 2018; and

•	Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 22% to $26.5 million from $21.7 million in the fourth quarter of 2018.

For the year ended December 31, 2019:

•	Services revenues increased 14% to $561.9 million from $494.0 million in 2018;

•	Total revenues increased 13% to $565.5 million from $498.4 million in 2018;

•	Net income increased 51% to $37.1 million from $24.6 million in 2018;

•	GAAP earnings per share results on a fully diluted basis increased 58% to $1.15 from $0.73 in 2018;

•	Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 30% to $2.07 from $1.59 in 2018; and

•	Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 24% to $95.0 million from $76.5 million in 2018.

“The fourth quarter capped a tremendous year that saw Perficient expand margins and return to double digit revenue growth,” said Jeffrey Davis, chairman and CEO. “Our momentum is strong and we expect it to continue as more of the world's leading enterprises grow to understand that Perficient is a unique digital consultancy - capable of helping them solve their most pressing problems and enabling them to capitalize on unprecedented opportunity. Our strength lies in our breadth, depth and an approach that many of our clients describe as ‘a breath of fresh air’.”

Other Highlights

Among other recent achievements, Perficient:

•
On Jan. 6, 2020, broadened and deepened its healthcare industry expertise and digital marketing capabilities through the acquisition of MedTouch LLC, an award-winning $13 million digital healthcare marketing and technology consultancy;

•	Grew revenues delivered by offshore delivery teams by more than 30% during the quarter and more than 20% for the full year;

•
Was recognized in Forrester’s “Now Tech: Adobe Implementation Services, Q1 2020” report as one of the 24 most important global service providers that successfully deliver Adobe Experience Cloud solutions through design and consulting, implementation and technical services, and operational support;

•
Was cited as a technology service provider in Forrester’s “Now Tech: Insights Service Providers, Q1 2020” report, and was recognized in Forrester’s “The Top Strategies for Replatforming Your Commerce Solution” report;

•	Was named a Top Workplace by the Detroit Free Press, adding to previous 2019 top workplace distinctions awarded in St. Louis, Chicago, Minneapolis, and Orange County; and

•
Added new customer relationships and follow-on projects with leading companies including Adobe, Ashley Furniture, Cargill, CompuCom Systems Inc., Cushman & Wakefield, DHL, Emerson Electric Co., Florida Blue, Ford Motor Company, Humana Inc., Juniper Networks, Mastercard, Neiman Marcus Group, Novant Health, Resideo, TD Ameritrade, Toyota Motor North America, and TCF Bank.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its first quarter 2020 revenue to be in the range of $143 million to $149 million. First quarter GAAP earnings per share is expected to be in the range of $0.25 to $0.28. First quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.49 to $0.52.

Perficient is issuing its full year 2020 revenue guidance range of $610 million to $640 million, its full year 2020 GAAP earnings per share guidance range of $1.36 to $1.51 and its full year 2020 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance range of $2.30 to $2.45.

Conference Call Details

Perficient will host a conference call regarding fourth quarter and full year 2019 financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Fourth Quarter and Full Year 2019 Results
WHEN: Tuesday, Feb. 25, 2020 at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 3046707
REPLAY TIMES: Feb. 25, 2020 at 2 p.m. Eastern, through Tuesday, March 3, 2020 at 2 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 3046707

About Perficient
Perficient is the leading digital consultancy. We imagine, create, engineer and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Platinum Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Advanced Pivotal Ready Partner, a Gold Salesforce Consulting Partner, and a Sitecore Platinum Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2020. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K, and the following:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)    the impact of the general economy and economic and political uncertainty on our business;
(3) risks associated with potential changes to federal, state, local and foreign laws, regulations and policies;
(4)    risks associated with the operation of our business generally, including:

a)	client demand for our services and solutions;

b)	maintaining a balance of our supply of skills and resources with client demand;

c)	effectively competing in a highly competitive market;

d)	protecting our clients’ and our data and information;

e)	risks from international operations including fluctuations in exchange rates;

f)	changes to immigration policies;

g)	obtaining favorable pricing to reflect services provided;

h)	adapting to changes in technologies and offerings;

i)	risk of loss of one or more significant software vendors;

j)	making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;

k)	maintaining effective internal controls; and

l)	changes to tax levels, audits, investigations, tax laws or their interpretation;
(5)   risks associated with managing growth organically and through acquisitions;
(6)   risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(7) legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(8)   the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Services	$143,758	$130,015	$561,918	$494,001
Software and hardware	1,401	1,687	3,609	4,374
Total revenues	145,159	131,702	565,527	498,375

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	87,727	80,175	347,585	313,602
Stock compensation	1,665	1,651	6,628	6,229
Total cost of revenues	89,392	81,826	354,213	319,831

Selling, general and administrative	30,938	29,876	122,920	108,294
Stock compensation	3,031	2,663	11,267	10,190
Total selling, general and administrative	33,969	32,539	134,187	118,484

Depreciation	1,266	1,015	4,447	4,072
Amortization	4,007	4,327	16,151	16,356
Acquisition costs	301	535	896	1,872
Adjustment to fair value of contingent consideration	611	59	301	1,816
Income from operations	15,613	11,401	55,332	35,944

Net interest expense	1,867	1,842	7,418	3,560
Net other expense (income)	7	(32)	(27)	12
Income before income taxes	13,739	9,591	47,941	32,372
Provision for income taxes	1,947	2,114	10,816	7,813

Net income	$11,792	$7,477	$37,125	$24,559

Basic net income per share	$0.38	$0.24	$1.18	$0.76
Diluted net income per share	$0.36	$0.23	$1.15	$0.73
Shares used in computing basic net income per share	31,411	31,498	31,344	32,415
Shares used in computing diluted net income per share	32,566	32,402	32,243	33,502

Perficient, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$70,728	$44,984
Accounts receivable, net	129,118	122,446
Prepaid expenses	4,647	4,663
Other current assets	7,404	5,711
Total current assets	211,897	177,804
Property and equipment, net	12,170	6,677
Operating lease right-of-use assets	27,748	—
Goodwill	335,564	327,992
Intangible assets, net	37,953	48,092
Other non-current assets	15,160	9,979
Total assets	$640,492	$570,544

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,081	$24,437
Other current liabilities	61,503	50,386
Total current liabilities	84,584	74,823
Long-term debt, net	124,664	120,067
Operating lease liabilities	19,649	—
Other non-current liabilities	30,580	21,970
Total liabilities	259,477	216,860
Stockholders' equity:
Preferred stock	—	—
Common stock	49	48
Additional paid-in capital	455,465	437,250
Accumulated other comprehensive loss	(2,650)	(2,588)
Treasury stock	(261,624)	(233,676)
Retained earnings	189,775	152,650
Total stockholders' equity	381,015	353,684
Total liabilities and stockholders' equity	$640,492	$570,544

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discount is being amortized to interest expense over the period from the issuance date through the contractual maturity date of September 15, 2023. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

Dilution offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude the shares that are issuable upon conversions of the Notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in September 2018 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP Net Income	$11,792	$7,477	$37,125	$24,559
Adjustments:
Provision for income taxes	1,947	2,114	10,816	7,813
Amortization	4,007	4,327	16,151	16,356
Acquisition costs	301	535	896	1,872
Adjustment to fair value of contingent consideration	611	59	301	1,816
Amortization of debt discount and issuance costs	1,187	1,135	4,667	1,435
Stock compensation	4,696	4,314	17,895	16,419
Adjusted Net Income Before Tax	24,541	19,961	87,851	70,270
Adjusted income tax (1)	5,914	4,851	21,084	17,005
Adjusted Net Income	$18,627	$15,110	$66,767	$53,265

GAAP Earnings Per Share (diluted)	$0.36	$0.23	$1.15	$0.73
Adjusted Earnings Per Share (diluted)	$0.58	$0.47	$2.07	$1.59

Shares used in computing GAAP Earnings Per Share (diluted)	32,566	32,402	32,243	33,502
Dilution offset from convertible note hedge transactions	(297)	—	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	32,269	32,402	32,243	33,502

(1) The estimated adjusted effective tax rate of 24.1% and 24.3% for the three months ended December 31, 2019 and 2018, respectively, and 24.0% and 24.2% for the year ended December 31, 2019 and 2018, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP Net Income	$11,792	$7,477	$37,125	$24,559
Adjustments:
Provision for income taxes	1,947	2,114	10,816	7,813
Net interest expense	1,867	1,842	7,418	3,560
Net other expense (income)	7	(32)	(27)	12
Depreciation	1,266	1,015	4,447	4,072
Amortization	4,007	4,327	16,151	16,356
Acquisition costs	301	535	896	1,872
Adjustment to fair value of contingent consideration	611	59	301	1,816
Stock compensation	4,696	4,314	17,895	16,419
Adjusted EBITDA (1)	$26,494	$21,651	$95,022	$76,479

(1) Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q1 2020		Full Year 2020
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.25	$0.28	$1.36	$1.51
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.35	0.36	1.29	1.29
Tax effect of reconciling items	(0.11)	(0.12)	(0.35)	(0.35)
Adjusted EPS	$0.49	$0.52	$2.30	$2.45

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q1 2020 and full year 2020 GAAP effective income tax rate to be approximately 16% and 22%, respectively. The Company’s estimates of GAAP and adjusted fully diluted shares for 2020 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions and the potential impact from the conditional conversion features of our debt.

(in millions)	Q1 2020	Full Year 2020
GAAP Fully Diluted Shares	33.4	33.6
Non-GAAP adjustment (2):
Dilution offset from convertible note hedge transactions	(0.9)	(0.9)
Adjusted Fully Diluted Shares	32.5	32.7

(2) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of the Notes due to the expectation that such shares will be offset by the convertible note hedge transactions entered into in September 2018.